Exhibit 99.1

HollyFrontier Corporation and Holly Energy Partners Announce Combination with Sinclair Oil and

Formation of HF Sinclair Corporation

•	Creates leading integrated downstream petroleum and renewable fuels company to be named HF Sinclair Corporation

•	Provides growth to Holly Energy Partners through Sinclair’s integrated crude and refined products midstream business

•	HollyFrontier and HEP announce new plans for capital return to shareholders

•	HollyFrontier and HEP to Host Investor Conference Call Today at 7:30 AM CT / 8:30 AM ET

DALLAS – August 3, 2021 – HollyFrontier Corporation (NYSE: HFC) (“HollyFrontier”) and Holly Energy Partners, L.P. (NYSE: HEP) (“HEP”), today announced they have entered into definitive agreements under which HollyFrontier and HEP will acquire Sinclair Oil Corporation and Sinclair Transportation Company from The Sinclair Companies (“Sinclair”).

HollyFrontier Transaction

Under the terms of HollyFrontier’s definitive agreement, HollyFrontier will acquire Sinclair’s:

•	Branded marketing business and all commercial activities, which build on an iconic brand with exceptional customer loyalty;

•	Renewable diesel business, which made Sinclair a first-mover in the space; and

•	Two premier Rocky Mountain-based refineries.

As part of the transaction, HollyFrontier will form a new parent company, named “HF Sinclair Corporation” (“HF Sinclair”), which will replace HollyFrontier as the public company trading on the NYSE. At the closing, existing shares of HollyFrontier will automatically convert on a one-for-one basis into shares of common stock of HF Sinclair, and HF Sinclair will issue approximately 60.2 million shares of common stock to Sinclair, representing 26.75% of the pro forma equity of HF Sinclair with a transaction value of approximately $1.8 billion based on HollyFrontier’s fully diluted shares of common stock outstanding and closing stock price on July 30, 2021. HollyFrontier expects to seek the approval of its stockholders under applicable rules of the New York Stock Exchange for the issuance of the HF Sinclair shares to Sinclair.

The transaction will transform HollyFrontier by accelerating its growth while increasing scale and diversification; it also allows HollyFrontier to integrate downstream into branded wholesale distribution. HF Sinclair will drive incremental free cash flow growth through its expanded refining business, integrated distribution network, leading renewable diesel position and growing lubricants and specialties business. The transaction is expected to be accretive to HF Sinclair’s earnings, cash flow and free cash flow within the first full year, and to enable the combined company to increase its commitment to return cash to stockholders.

Upon closing of the transaction, HollyFrontier’s existing senior management team will operate the combined company. Under the definitive agreements, Sinclair will be granted the right to nominate two directors to the HF Sinclair Board of Directors at the closing. The Sinclair stockholders have also agreed to certain customary lock up, voting and standstill restrictions, as well as customary registration rights, for the HF Sinclair shares to be issued to the stockholders of Sinclair. The new company will be headquartered in Dallas, Texas, with combined business offices in Salt Lake City, Utah.

HEP Transaction

Under the terms of the HEP transaction, HEP will acquire Sinclair’s integrated crude and refined products pipelines and terminal assets, including approximately 1,200 miles of pipelines, eight product terminals and two crude terminals with approximately 4.5 MMbbl of operated storage. In addition, HEP will acquire Sinclair’s interests in three pipeline joint ventures including: Powder Flats Pipeline (32.5% non-operated interest), Pioneer Pipeline (49.9% non-operated interest) and UNEV Pipeline (25% non-operated interest; HEP operates the pipeline and owns the remaining 75% interest). The purchase price for the HEP transaction will consist of an equity issuance of 21 million HEP common units and the payment of $325 million of cash, subject to customary closing adjustments, representing a transaction value of approximately $758 million based on the closing price of HEP units on July 30, 2021. Upon closing of the HEP transaction, HEP’s existing senior management team will continue to operate HEP. Under the definitive agreements, Sinclair will be granted the right to nominate one director to the HEP Board of Directors at the closing. The Sinclair stockholders have also agreed to certain customary lock up restrictions and registration rights for the HEP common units to be issued to the stockholders of Sinclair. HEP will continue to operate under the name Holly Energy Partners, L.P.

The transactions have been unanimously approved by both HollyFrontier’s and HEP’s Board of Directors and are expected to close in mid-2022, subject to customary closing conditions and regulatory clearance, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, the HFC transaction and the HEP transaction are cross-conditioned on each other.

“HollyFrontier was formed through a transformational merger that facilitated a decade of significant stockholder returns along with growth and diversification into lubricants and renewables. We believe these transactions with Sinclair represent a similar inflection point, marking the beginning of our next chapter as HF Sinclair,” said Mike Jennings, Chief Executive Officer of HollyFrontier and HEP. “With this accretive transaction, we are adding an integrated marketing business with an iconic brand while building on the strength of our expanded refining network, increasing our scale and accelerating the growth of our renewables business. Together, with Sinclair and the dedicated employees who make it successful, we will be positioned to further build this business, capture synergies, and generate cash that will facilitate both capital return to stockholders and further investment in the business.”

Mr. Jennings continued, “At the same time, this transaction will significantly extend the reach of HEP. Strengthened by an integrated network of Sinclair pipelines and storage facilities, HEP will have the scale and incremental earnings power to capture new organic growth opportunities and increase cash returns to unitholders.”

Ross Matthews, Chairman and Chief Executive Officer of Sinclair commented, “As the oil and gas industry has evolved in recent years, we have carefully considered how best to position Sinclair’s refinery and logistics assets and their related operations for the future. We’re confident these businesses—and the dedicated employees who operate them—will continue to thrive under this new ownership structure. We expect these businesses will benefit significantly from HollyFrontier’s and HEP’s operational expertise, their network of refineries and midstream assets in the Western U.S., and the flexibilities that come with being part of a larger organization. Sinclair’s employees bring a wealth of talent and capability, including in the production of renewable diesel, which will be an important and growing line of business for HF Sinclair. Sinclair also adds to HF Sinclair an outstanding and extremely successful brand marketing team. The transaction will help accelerate the ongoing rapid expansion of our Sinclair branded retail sites and the iconic DINO brand.”

“We also believe that HollyFrontier and HEP are an excellent cultural fit, with a shared commitment to integrity and respect for our employees, our communities and the environment,” Mr. Matthews explained. “We anticipate a seamless transition for our employees, distributors and other stakeholders following the closing of the transactions.”

Strategic and Financial Benefits

HollyFrontier’s acquisition of Sinclair’s branded marketing business, refineries and its renewable diesel business is expected to:

•

Diversify HollyFrontier’s Business with the Addition of Sinclair’s Iconic Brand and Integrated Distribution Network. By adding a branded wholesale business, the combined company will have the opportunity to grow an iconic brand across a range of HollyFrontier products and geographies. HollyFrontier will add a footprint of over 300 distributors and 1,500 branded locations across 30 states, with over 2 billion gallons of annual branded fuel sales.

•

Increase the Size and Scale of HollyFrontier’s Renewables Business. Sinclair’s renewable diesel unit (“RDU”), co-located at its Sinclair, Wyoming refinery, processes soybean oil and tallow into renewable diesel that is sold into California. The RDU has recently been expanded to produce 10,000 barrels per day and Sinclair is currently in the process of constructing a pre-treatment unit, allowing for further feedstock advantage and flexibility. Once the transaction is complete, the combined renewables business is expected to produce approximately 380 million gallons of renewable diesel per year and will be a leading renewable diesel producer in the U.S. with the size and scale to support logistical, procurement, feedstock and operational synergies.

•

Add Complementary Rocky Mountain Refineries to HollyFrontier’s Network. The Sinclair and Casper Refineries are complementary to HollyFrontier’s existing refinery network and will expand the combined company’s footprint in the Rocky Mountain region. Like HollyFrontier’s existing refineries, the Sinclair refineries are feedstock advantaged, given their Northern Tier access to Canadian and Rocky Mountain crudes.

The combined refining network will feature seven complex refineries in the Rocky Mountains, Mid-Continent, Southwest and Pacific Northwest regions and will have a combined crude oil processing capacity of 678,000 barrels per stream day. Each refinery has the complexity to convert crude oils into a high percentage of gasoline, diesel and other high-value refined products.

•

Deliver Financial Benefits Through Accretion and Cost Savings. The transaction is expected to be accretive to HF Sinclair’s earnings, cash flow and free cash flow within the first full year. The transaction is expected to generate $100 million in run-rate synergies, as well as another $100-200 million in one-time savings during the first two years post close through working capital optimization.

•

Enable the Combined Company to Generate Significant Free Cash Flow, Maintain Strong Balance Sheet and Facilitate the Return of Capital to Stockholders. HollyFrontier’s credit profile is expected to be enhanced through reduced leverage, increased scale and diversification of businesses. We expect the combined company to maintain a strong balance sheet and investment grade credit rating. Fueled by significant free cash flow generation, the combined company expects to return capital to stockholders through both dividends and share repurchases.

•

Deepen HollyFrontier’s and Sinclair’s Commitment to ESG and Sustainability. HollyFrontier and Sinclair share a common philosophy on commitments to environmental stewardship, sustainability and strong corporate governance. The combined business will build on each company’s ongoing ESG efforts with increased renewables scale, a shared commitment to health and safety practices that best serve employees and communities, and a focus on risk management.

HEP’s acquisition of Sinclair’s integrated crude and refined product pipeline and terminal assets, including interests in three midstream joint ventures, is expected to:

•

Expand HEP’s Scale and Earnings. HEP’s acquisition of Sinclair’s expansive network of crude and product assets provides an integrated system with connectivity to key crude hubs in the Rockies, including Casper, Guernsey and Cheyenne. The acquired assets are expected to produce stable revenues supported by long-term minimum volume commitments from HF Sinclair.

•

Extend HEP’s Access to Growing Geographies through Finished Product Pipelines and Storage through Additional Joint Ventures. The assets in the acquired joint ventures serve multiple regions and are strategically located to meet increasing demand for finished product pipelines and storage.

Financial Targets and New Plan to Return Capital

HF Sinclair will focus on maintaining its investment grade balance sheet and delivering significant free cash flow while utilizing a balanced approach to capital investment and cash return to stockholders. As part of its commitment to cash return, HF Sinclair intends to focus on the following strategy:

•	Near-term: Reinstate the regular dividend of $0.35/share no later than the second quarter of 2022.

•	Mid-term (next 18 months): Return $1 billion of cash to stockholders through regular dividends and share repurchases by the first quarter of 2023.

•	Long-term (2023 and beyond): Implement a target payout ratio of 50% of adjusted net income in the form of regular dividends and share repurchases.

HEP’s acquisition of Sinclair’s logistics assets is expected to provide enhanced earnings power, allowing for further deleveraging and incremental cash return to unitholders. For its commitment to cash return, HEP intends to incorporate the following strategy:

•	Near-term: Continue to reduce leverage while paying a quarterly distribution of $0.35/unit.

•

Mid-term (next 18 months): Reduce leverage ratio to 3.5 times EBITDA while targeting a distribution coverage ratio of 1.5 times. HEP also expects to increase its quarterly distribution with the option of repurchasing units with excess free cash flow.

•

Long-term (2023 and beyond): Maintain leverage ratio below 3.0 times EBITDA while targeting a distribution coverage ratio of 1.3 times. HEP expects to continue increasing the quarterly distribution with the option of repurchasing units with excess free cash flow.

Advisors

Citi is serving as financial advisor to HollyFrontier, and Morgan, Lewis & Bockius is serving as HollyFrontier’s legal counsel. Bank of America Merrill Lynch is serving as financial advisor to the HEP Conflicts Committee, Bracewell is serving as HEP’s legal counsel and Morris, Nichols, Arsht & Tunnell LLP is serving as the HEP Conflicts Committee’s legal counsel. Wachtell, Lipton, Rosen & Katz is serving as legal counsel to both HollyFrontier and HEP.

Conference Call and Webcast

HollyFrontier and HEP will host a conference call today at 7:30 AM CT / 8:30 AM ET to discuss the acquisition, along with their second quarter 2021 financial results.

A live internet broadcast of the call will be available through the following link:

https://event.on24.com/wcc/r/3347467/55757B35D3CCD93D54C9366AD04CA5C5

About HollyFrontier Corporation:

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

About Holly Energy Partners, L.P.:

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. HEP, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas and Utah.

Forward-Looking Statements

Statements contained herein that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “strategy”, “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the acquisition by HollyFrontier and HEP of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”, and such transactions, the “Sinclair Transactions”), pro forma descriptions of the combined companies and their operations, integration and transition plans, synergies, opportunities and anticipated future performance. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier and/or HEP, and they are not guarantees of future performance. These forward-looking statements are based on assumptions using currently available information and expectations as of the date thereof that HollyFrontier and HEP management believe are reasonable, but that involve certain risks and uncertainties and may prove inaccurate. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to (i) the failure of HollyFrontier and HEP to successfully close the Sinclair Transactions or, once closed, integrate the operations of Sinclair with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; (ii) the satisfaction or waiver of the conditions precedent to the proposed Sinclair Transactions, including, without limitation, the receipt of the HollyFrontier stockholder approval for the issuance of HF Sinclair common stock at closing and regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions) on the terms and timeline desired, (iii) risks relating to the value of the shares of HF Sinclair’s common stock and the value of HEP’s common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and from sales by the Sinclair holders following the closing, (iv) legal proceedings that may be instituted against HollyFrontier or HEP following the announcement of the proposed Sinclair Transactions, (v) HollyFrontier’s failure to successfully close its recently announced Puget Sound Refinery transaction or, once closed, integrate the operations of the Puget Sound Refinery with its existing operations and fully realize the expected synergies of the Puget Sound Refinery Transaction or on the expected timeline; (vi) disruption the Sinclair Transaction may cause to customers, vendors, business partners and HollyFrontier’s and HEP’s ongoing business, (vii) the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in the markets we serve, risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant and specialty products in HollyFrontier’s and HEP’s markets, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the work force or in response to reductions in demand, effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic, and (viii) other factors, including those listed in the most recent annual, quarterly and periodic reports of HollyFrontier and HEP filed with the Securities and Exchange Commission (“SEC”), whether or not related to either proposed transaction. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier and HEP undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The issuance of shares of HF Sinclair common stock to Sinclair in the proposed transactions (the “Sinclair Stock Consideration”) will be submitted to HollyFrontier’s stockholders for their consideration. In connection with the issuance of the Sinclair Stock Consideration, HollyFrontier will (i) prepare a proxy statement for HollyFrontier’s stockholders to be filed with the SEC, (ii) mail the proxy statement to its stockholders, and (iii) file other documents regarding the issuance of the Sinclair Stock Consideration and the proposed transactions with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that HollyFrontier may file with the SEC in connection with the issuance of the Sinclair Stock Consideration or the proposed transactions. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by HollyFrontier with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com.

Participants in Solicitation

HollyFrontier and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration. Information about HollyFrontier’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on March 25, 2021. The proxy statement is available free of charge from the sources indicated above and from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration will be included in the proxy statement and other relevant materials HollyFrontier files with the SEC in connection with the proposed transactions.

Contacts

HollyFrontier Corporation

Craig Biery, 214-954-6510

Vice President, Investor Relations

or

Trey Schonter, 214-954-6510

Investor Relations

Media Contact

media@hollyfrontier.com